                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934
                               (Amendment No.____)

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                                VALIC COMPANY II
                (Name of Registrant as Specified in its Charter)

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                                VALIC COMPANY II
                            CAPITAL APPRECIATION FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

October 2, 2006

Dear Participant:

     We are writing to inform you that the Board of Trustees of VALIC Company II approved the change of the investment sub-adviser to the Capital Appreciation Fund (the "Fund"). On July 18, 2006, the Board of Trustees approved the engagement of Bridgeway Capital Management, Inc. ("Bridgeway") to replace Credit Suisse Asset Management LLC as the Fund's investment sub-adviser. Bridgeway began to serve as a sub-adviser to the Fund on August 28, 2006.

     THE CHANGE OF THE FUND'S SUB-ADVISER DID NOT RESULT IN A CHANGE TO THE FUND'S INVESTMENT OBJECTIVE OR INVESTMENT STRATEGY AS STATED IN THE VALIC COMPANY II PROSPECTUS, OR TO THE ADVISORY FEES OR TOTAL EXPENSES PAYABLE BY THE FUND.

     As a matter of regulatory compliance, we are sending you this Information Statement, which describes Bridgeway's investment philosophy, the ownership of Bridgeway and the terms of the investment sub-advisory agreement with Bridgeway, which the Trustees, including the Independent Trustees, have approved.

     THIS DOCUMENT IS FOR YOUR INFORMATION ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC's Client Service Center at 1-800-448-2542. We thank you for your continued support and investments.

Sincerely,


/s/ Evelyn M. Curran
-------------------------------------
Evelyn Curran
President
VALIC Company II

                                VALIC COMPANY II
                            CAPITAL APPRECIATION FUND

                               2929 ALLEN PARKWAY
                              HOUSTON, TEXAS 77019

                                   ----------

                              INFORMATION STATEMENT

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INTRODUCTION

     You have received this information statement because you owned interests in the Capital Appreciation Fund (the "Fund") of VALIC Company II ("VC II") within a variable annuity or variable life insurance contract or through a qualified employer-sponsored retirement plan or individual retirement account, as of the close of business on August 25, 2006. You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Fund's Board of Trustees (the "Board") to replace the existing sub-adviser for the Fund.

     At a meeting held on July 18, 2006, The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), the adviser to the Fund, recommended to the Board that Bridgeway Capital Management, Inc. ("Bridgeway") replace Credit Suisse Asset Management LLC ("Credit Suisse") as the Fund's sub-adviser. The Board, including a majority of the Trustees who are not interested persons ("Independent Trustees"), as such term is defined by the Investment Company Act of 1940, as amended (the "1940 Act"), approved the termination of Credit Suisse, the engagement of Bridgeway and an Investment Sub-Advisory Agreement between VALIC and Bridgeway (the "Bridgeway Sub-Advisory Agreement").

     The Bridgeway Sub-Advisory Agreement is the same in all material respects to the Investment Sub-Advisory Agreement between VALIC and Credit Suisse (the "Credit Suisse Sub-Advisory Agreement"), except for the name of the sub-adviser, the effective date and the term of the agreement. The Credit Suisse Sub-Advisory Agreement was last approved by the Board on July 18, 2006 for a period of time until Bridgeway assumed sub-advisory duties on August 28, 2006.

     VC II has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Trustees, must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Based on this exemptive order, the Fund will provide information to shareholders about the new sub-adviser and its agreement within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about October 2, 2006, to all participants in an annuity contract ("Contract") or employer-sponsored retirement plan ("Plan") who were invested in the Fund as of the close of business on August 25, 2006 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.

THE ADVISER AND ITS RESPONSIBILITIES

     VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC oversees the day-to-day operations of the Fund. VALIC employs a sub-adviser who make investment decisions for the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings with respect to the portion of the Fund's assets that it manages to meet a Fund's objectives and the applicable performance benchmark.

     As the Adviser to the Fund, VALIC monitors the sub-adviser and compares the Fund's performance with relevant market indices and Peer Groups. VALIC examines the sub-adviser's compliance with VALIC's and the Fund's policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions. VALIC recommended Bridgeway after conducting research and performing qualitative and quantitative analysis of other candidate firms and their organizational structure, investment processes and styles and long-term performance record.

     Under the Investment Advisory Agreement between VALIC and VC II, on behalf of the Fund, the annual advisory fee payable to VALIC by the Fund for the fiscal year ended August 31, 2006 was 0.55% of average daily net assets or $327,754.

THE FUND'S INVESTMENT OBJECTIVE

     The Fund seeks long-term capital appreciation by investing primarily in a broadly diversified portfolio of stocks and other equity securities of U.S. companies. The Fund's principal investment objective and strategy did not change as a result of the change of sub-adviser.

     Bridgeway selects primarily large-capitalization stocks for the Fund that it believes have above-average prospects for economic growth according to its proprietary quantitative models.

THE BRIDGEWAY SUB-ADVISORY AGREEMENT

     Pursuant to the Bridgeway Sub-Advisory Agreement, Bridgeway agreed to provide an investment program for the Fund and be responsible for the investment and reinvestment of a portion of the Fund's assets. Bridgeway will select securities for the Fund, subject to VALIC's oversight. Bridgeway may place trades through brokers of their choosing and will take into consideration the quality of the brokers' services and execution.

     The Bridgeway Sub-Advisory Agreement provides that the sub-adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Bridgeway Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties. The Bridgeway Sub-Advisory Agreement provides for automatic termination unless at least annually subsequent to its initial term, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. The Bridgeway Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days' written notice. The Bridgeway Sub-Advisory Agreement is attached to this information statement as Exhibit A.

     Effective Dates: The Bridgeway Sub-Advisory Agreement was approved by the Board, including a majority of the Independent Trustees, on July 18, 2006. The effective date of the Bridgeway Sub-Advisory Agreement was the close of business on August 28, 2006. The Bridgeway Sub-Advisory Agreement was approved for an initial period of two years.

     Sub-advisory Fees. For the fiscal year ended August 31, 2006, VALIC paid sub-advisory fees to Credit Suisse of $176,506, 0.30% of the Fund's average daily net assets. For the period from August 28, 2006 through August 31, 2006, VALIC paid to Bridgeway sub-advisory fees of $2,269. The sub-advisory fee rate payable to Bridgeway is the same as the sub-advisory fee rate that was payable to Credit Suisse.

THE BOARD'S CONSIDERATIONS

     The Board received materials relating to its consideration of the Bridgeway Sub-Advisory Agreement, including: (1) Bridgeway's sub-advisory fee rate, compared to the sub-advisory fee rates of a peer group of funds with similar investment objectives ("Peer Group"), as selected by an independent third-party provider of investment company data; (2) the investment performance of the Fund compared to performance of funds in its Peer Group and against its benchmark;
(3) the nature, extent and quality of services to be provided by Bridgeway; (4) the costs of services and the benefits potentially derived by Bridgeway; (5) the terms of the Bridgeway Sub-Advisory Agreement; (6) whether the Fund will benefit from possible economies of scale by engaging Bridgeway as a sub-adviser; and (7) information regarding Bridgeway's compliance and regulatory history. The matters discussed below were considered separately by the Independent Trustees in executive sessions during which counsel that is independent of VALIC provided guidance to the Independent Trustees.

     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided by Bridgeway. The Board noted that Bridgeway would manage the Fund's portfolio of securities on a day-to-day basis, which includes providing investment research, advice and supervision, and determining which Fund securities should be purchased or sold. The Board considered Bridgeway's history and investment experience. The Board reviewed the qualifications, background and responsibilities of Mr. Montgomery, the primary portfolio manager responsible for managing the Fund, and other Bridgeway investment and compliance personnel. The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by Bridgeway and that there was a reasonable basis on which to conclude that Bridgeway would provide a high quality of investment management services to the Fund.

     Fees and Expenses. The Board received and reviewed information regarding the Fund's sub-advisory fees compared against the sub-advisory fees and expense ratios of other similar funds in its category as tracked by an independent third-party provider of investment company data. It was noted that VALIC negotiated the sub-advisory fee rate with Bridgeway and the sub-advisory fees charged by other sub-advisers for managing a similar asset category may vary between different clients for various reasons including market pricing demands, existing relationships and individual client needs. The Board recognized that the advisory fee rates for Credit Suisse and Bridgeway are the same and that the sub-advisory fee was below the median of its sub-advisory expense group. In addition, it was noted that the Fund's advisory fee and total expenses would not change as a result of the sub-adviser change. On the basis of the information considered, the Board concluded that the sub-advisory fee rates were fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

     Investment Performance. Management reported that the recommendation for changing sub-advisers was the Fund's performance. The Board received and reviewed information regarding the Fund's investment performance, compared against the performance of its benchmark and other funds in its Peer Group.

     The Board also considered the performance results of the Bridgeway Large Cap Growth Fund which is managed with a similar investment objective and investment strategy. Bridgeway reported that its Bridgeway Large Cap Growth Fund had outperformed its benchmark, the Russell 1000 Growth Index, for calendar years 2004, 2005 and the year-to-date through March 31, 2006, and was in the 24% and 47% in the Morningstar Large Cap Growth Category for 2005 and 2004, respectively. The Board concluded that management was addressing the Fund's performance issues by proposing the change of sub-adviser.

     Profitability and Economies of Scale. In considering the profitability to Bridgeway in connection with its relationship with the Fund, the Trustees noted that the fees under the Bridgeway Sub-Advisory Agreement are paid by VALIC out of the advisory fees that VALIC receives under the Investment Advisory Agreement. The Trustees also relied on the ability of VALIC to negotiate the Bridgeway Sub-Advisory Agreement and the fees thereunder at arm's length. For each of the above reasons, the Trustees determined that the profitability to Bridgeway from its relationship with the Fund was not a material factor in the Trustees' deliberations. For similar reasons, the potential for the Fund to experience economies of scale from Bridgeway's management of the Fund was not considered a material factor to the Board's consideration of Bridgeway.

     Terms of the Bridgeway Sub-Advisory Agreement. The Board reviewed the terms of the Bridgeway Sub-Advisory Agreement including the duties and responsibilities undertaken. The Board also reviewed the terms of payment for services rendered by Bridgeway and noted that VALIC would compensate Bridgeway out of the advisory fees it receives from the Fund. The Board noted that the Bridgeway Sub-Advisory Agreement provides that Bridgeway will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Bridgeway Sub-Advisory Agreement and other terms contained therein. The Board concluded that the terms of the Bridgeway Sub-Advisory Agreement were reasonable.

     Compliance. The Board reviewed Bridgeway's compliance personnel, regulatory history, including information whether it was currently involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning Bridgeway's compliance staff that would be responsible for providing compliance functions on behalf of the Fund and concluded that they did not have any concerns with Bridgeway's personnel or regulatory history.

     Conclusions. In reaching its decision to recommend the approval of the Bridgeway Sub-Advisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that Bridgeway possesses the capability and resources to perform the duties required of it under the Bridgeway Sub-Advisory Agreement.

     Further, based upon its review of Bridgeway Sub-Advisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that (1) the terms of the Bridgeway Sub-Advisory Agreement are reasonable, fair and in the best interest of the Fund and its shareholders, and (2) the sub-advisory fee rate is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

INFORMATION ABOUT BRIDGEWAY

     Bridgeway is located at 5615 Kirby Drive, Suite 518, Houston, Texas 77005. Bridgeway, which was founded by John Montgomery in July 1993, provides investment management services to investment companies, pension and profit sharing plans, corporations and individuals. As of May 31, 2006, Bridgeway had over $4.5 billion in assets under management. Bridgeway is a privately-held Texas corporation that is majority owned by Mr. Montgomery and his family. Mr. Montgomery is responsible for making the day-to-day investment decisions for the Fund.

     The following chart lists the principal executive officer and the directors of Bridgeway and their principal occupations. The business address of each officer and director is 5615 Kirby Drive, Suite 518, Houston, Texas 77005.

                     POSITION WITH BRIDGEWAY AND
       NAME              PRINCIPAL OCCUPATION
       ----          ---------------------------
John Montgomery         President and Director
Frank Montgomery     Vice President and Director
Ann Montgomery       Vice President and Director
Leonora Montgomery              Owner
Michael Mulcahy         Secretary and Director

     Bridgeway is the investment adviser for a mutual fund, the Bridgeway Large Cap Growth Fund (BRLGX) and the Calvert Large Cap Growth Fund, both which have investment objectives similar to the Fund. The Bridgeway Large Cap Growth Fund had $103.8 million in assets as of June 30, 2006 and had a management fee of 0.50% as of such date. The Large-Cap Growth Fund's management fees are comprised of a base fee, which is applied to current net assets, and a performance fee adjustment, which depends on performance relative to a market index over the last 5 years (or since inception if the Fund is not yet five years old), and is applied to average net assets over this performance period. Bridgeway also serves as investment sub-adviser to the Calvert Large Cap Growth Fund, a U.S. registered investment company. The total net assets and fee schedules for these clients are set forth in the chart below.

                                         ASSETS AS OF 6/30/06
               FUND NAME                     (IN MILLIONS)        ADVISORY FEE RATE (AS A % OF NET ASSETS)*
               ---------                 --------------------     -----------------------------------------
Bridgeway Large Cap Growth                     $  103.8         0.50% plus performance based fee adjustment.

Calvert Large Cap Growth                       $1,079.8         0.45% of first $1 billion;
                                                                0.425% over $1 billion; plus
                                                                performance based fee adjustment.

Equitable Calvert Socially Responsible         $   72.9         0.25 of first $150 million;
                                                                0.20% of next $150 million;
                                                                0.175% thereafter.

Bridgeway did not waive or reimburse any portion of its management fee with respect to the Large Cap Growth Fund or its sub-advised funds.

OTHER SERVICE AGREEMENTS

     VC II has service agreements with VALIC and AIG SunAmerica Asset Management Corp. ("AIG SAAMCo") to provide transfer agency services as well as accounting and administrative services, respectively, to the Fund. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2006, the Fund paid VALIC $148,979 for shareholder services and $2,611 for transfer agency services rendered pursuant to its agreement and paid AIG SAAMCo $41,714 for accounting and administrative services. AIG SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund's underwriter.

ADDITIONAL INFORMATION ABOUT BRIDGEWAY

     Bridgeway is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with Bridgeway or its affiliates since the beginning of the Fund's most recent fiscal year.

BROKERAGE COMMISSIONS

     The Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended August 31, 2006.

                                 ANNUAL REPORTS

Copies of the most recent Annual Report and Semi-Annual Report may be obtained without charge if you:

     -    write to:
          VALIC Company II
          2929 Allen Parkway
          Houston, Texas 77019

     -    call (800) 448-2542

     -    access the Report through the Internet at www.aigvalic.com

                              SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.

                               OWNERSHIP OF SHARES

     As of the Record Date, there were 7,759,138 shares of the Fund outstanding. VALIC and its affiliates and American General Life Insurance Company and its affiliates, are the record owners, through their separate accounts, of all of the Fund's shares. To VALIC's knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.

                                    EXHIBIT A

                        INVESTMENT SUB-ADVISORY AGREEMENT

This AGREEMENT made this 28th day of August, 2006, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as "VALIC," and BRIDGEWAY CAPITAL MANAGEMENT, INC., hereinafter referred to as the "SUB-ADVISER."

     VALIC and the SUB-ADVISER recognize the following:

          (a) VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended ("Advisers Act").

          (b) VALIC is engaged as the investment adviser of VALIC Company II ("VC II") pursuant to an Investment Advisory Agreement between VALIC and VC II, a Delaware business trust. VC II is a series type of investment company issuing separate classes (or series) of shares and is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

          (c)  VC II currently consists of fifteen portfolios ("Funds"):
               Aggressive Growth Lifestyle Fund
               Capital Appreciation Fund
               Conservative Growth Lifestyle Fund
               Core Bond Fund
               High Yield Bond Fund
               International Small Cap Equity Fund
               Large Cap Value Fund
               Mid Cap Growth Fund
               Mid Cap Value Fund
               Moderate Growth Lifestyle Fund
               Money Market II Fund
               Small Cap Growth Fund
               Small Cap Value Fund
               Socially Responsible Fund
               Strategic Bond Fund

               In accordance with VC II's Agreement and Declaration of Trust (the "Declaration"), new Funds may be added to VC II upon approval of VC II's Board of Trustees without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A ("Covered Fund").

          (d) The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

          (e) VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

     VALIC and the SUB-ADVISER AGREE AS FOLLOWS:

1.   SERVICES RENDERED AND EXPENSES PAID BY THE SUB-ADVISER

     The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and VC II's Board of Trustees and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), VC II's Agreement and Declaration of Trust, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by VC II's Board of Trustees and provided to the SUB-ADVISER, shall:

          (a) manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

          (b) maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund's account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER's control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.

     The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER's portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.

     In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by VC II's Board of Trustees of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

     The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER's reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER'S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER's evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

     VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund's Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called "brokerage accounts") for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund's Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.

     The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and VC II's Board of Trustees regarding the performance of services under this Agreement. The SUB-ADVISER will make available to VALIC and VC II promptly upon their request all of the Covered Fund(s) investment records and ledgers to assist VALIC and VC II in compliance with respect to each Covered Fund's securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish VC II's Board of Trustees such periodic and special reports as VALIC and VC II's Board of Trustees may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.

     The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Trustees of VC II has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or VC II to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Trustees of VC II.

     Should VALIC at any time make any definite determination as to investment policy and notify the SUB-ADVISER in writing of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.

     The SUB-ADVISER will not hold money or investments on behalf of VC II. The money and investments will be held by the Custodian of VC II. The SUB-ADVISER will arrange for the transmission to the Custodian for VC II, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable the Custodian to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of VC II (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for VC II (ii) to deliver securities and other property against payment for VC II, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.

     VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors.

     VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to VC II promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s). The SUB-ADVISER shall not be responsible for taking any action on behalf of the Covered Funds in connection with class action lawsuits involving portfolio securities owned by the Covered Funds.

     The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent VALIC or VC II other than in furtherance of the SUB-ADVISER's duties and responsibilities as set forth in this Agreement.

     Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all VALIC's expenses, except that VALIC shall in all events pay the compensation described in Section 2 of this Agreement.

     The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act of any rules thereunder.

2.   COMPENSATION OF THE SUB-ADVISER

     VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund's average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, by written agreement executed by VALIC and the SUB-ADVISER, provided that amendments are made in conformity with applicable laws and regulations and the Agreement and Declaration of Trust of VC II. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

     The average daily net asset value shall be determined by taking the mean of all of the determinations of net asset value, made in the manner provided in VC II's constitutive documents, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than fifteen (15) days following the end of the month.

     If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

     The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of VC II.

3.   SCOPE OF THE SUB-ADVISER'S ACTIVITIES

     VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities on an equitable basis. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.

     The SUB-ADVISER shall not be liable to VALIC, VC II, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.

     VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC. VALIC acknowledges that the SUB-ADVISER shall rely completely upon VALIC's determination of whether and to what extent each Covered Fund(s) is in compliance with Subchapter M and Section 817(h) of the Code and that the SUB-ADVISER has no separate and independent responsibility to test for such compliance.

4.   REPRESENTATIONS OF THE SUB-ADVISER AND VALIC

     The SUB-ADVISER represents, warrants, and agrees as follows:

     (a) The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect: (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and VC II with a copy of such code of ethics together with evidence of its adoption.

     (c) The SUB-ADVISER has provided VALIC and VC II with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.

     VALIC represents, warrants, and agrees as follows:

     (a) VALIC (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement, (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify

          VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

     (b) VALIC has the authority under the Investment Advisory Agreement between VALIC and VC II to delegate some or all of its responsibilities to one or more sub-advisers.

5.   TERM OF AGREEMENT

     This Agreement shall become effective as to the Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of VC II's Trustees who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of VC II's Board of Trustees or a majority of that Fund's outstanding voting securities (as defined in the 1940 Act).

     This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and VC II as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of VC II's Board of Trustees or by vote of a majority of that Covered Fund's outstanding voting securities on not more than 60 days' nor less than 30 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days' nor less than 30 days' prior written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days' nor less than 30 days' prior written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.   OTHER MATTERS

     The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or VC II with respect to them.

     The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are Covered Fund(s)' property. The SUB-ADVISER also agrees upon request of VALIC or VC II, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER's files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by subparagraphs (b) (5), (6), (7), (9), (10), (11) and paragraph (f) of Rule 31a-1 under the 1940 Act.

     VALIC has herewith furnished the SUB-ADVISER copies of VC II's Prospectus, Statement of Additional Information, investment objectives, policies and restrictions, and any applicable procedures adopted by VC II's Board of Trustees as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

     The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of VC II or the Covered Fund(s) in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.

     VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to interest holders of the Covered Fund(s) or the public that refer in any way to the SUB-ADVISER, and not to use such material if the SUB-ADVISER reasonably objects in writing within ten (10) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and VC II as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder. The provisions of this paragraph shall survive the termination of this Agreement.

     VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II or a Covered Fund, except insofar as any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates. The provisions of this paragraph shall survive the termination of this Agreement.

     The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise
     (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to VC II or a Covered Fund to the extent any such statement or omission was made in reliance on information provided by the SUB-ADVISER or its affiliates.

     Promptly after receipt by either VALIC or SUB-ADVISER (an "Indemnified Party") under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the "Indemnifying Party") under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

     A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

7.   APPLICABILITY OF FEDERAL SECURITIES LAWS

     This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.   AMENDMENT AND WAIVER

     Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.   NOTICES

     All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:

          If to VALIC:       Attn: Evelyn Curran
                             2919 Allen Parkway, L12-01
                             Houston, Texas 77019
                             Tel: (713) 831-6425
                             Fax: (713) 831-4124

          If to SUB-ADVISER: Ashley Rodriguez
                             5615 Kirby Drive, Suite 518
                             Houston, Texas 77005
                             832-204-8165

     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                        THE VARIABLE ANNUITY LIFE INSURANCE
                                        COMPANY


                                        By: /s/ MARY L. CAVANAUGH
                                            ------------------------------------
                                        Name: Mary L. Cavanaugh
                                        Title: Vice President and General
                                               Counsel


ATTEST:


Attest: /s/ MARK MATTHES
        -----------------------------
Name: Mark Matthes
Title: Assistant Secretary - VC II


                                        BRIDGEWAY CAPITAL MANAGEMENT, INC.


                                        By: /s/ MICHAEL MULCAHY
                                            ------------------------------------
                                        Name: Michael Mulcahy
                                        Title: Secretary


ATTEST:


Attest: /s/ JOHN MONTGOMERY
        -----------------------------
Name: John Montgomery
Title: President

                                   SCHEDULE A
                                 COVERED FUND(S)

Annual Fee computed at the following annual rate, based on average daily net asset value for each month on that portion of the assets managed by SUB-ADVISER, and payable monthly:

       Covered Fund          Fee
       ------------         ----
Capital Appreciation Fund   0.30%